Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts”, “Summary Consolidated Financial Data” and “Selected Consolidated Financial Data” and to the use of our report dated March 14, 2006, in the Amendment No. 1 to the Registration Statement (Form S-1 No. 333-133912) and related Prospectus of Chipotle Mexican Grill, Inc. for the registration of 4,826,930 shares of its class A common stock.

/s/ ERNST & YOUNG LLP

Denver, Colorado

May 11, 2006